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Exhibit 4.11

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 4, 2004

to the

INDENTURE

Dated as of January 2, 2002

among

ALDERWOODS GROUP, INC., as Issuer,

THE SUBSIDIARY GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, N.A.
(Successor by Merger to Wells Fargo Bank Minnesota,
National Association), as Trustee

FIRST SUPPLEMENTAL INDENTURE

        THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 4, 2004, is made by and among Alderwoods Group, Inc., a Delaware corporation ("Alderwoods"), the Subsidiary Guarantors listed on the signature page hereto and Wells Fargo Bank, N.A., as successor by merger to Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").

RECITALS:

        WHEREAS, Alderwoods, certain subsidiaries of Alderwoods and the Trustee have entered into an Indenture, dated as of January 2, 2002 (the "Indenture");

        WHEREAS, pursuant to the Indenture, Alderwoods issued, certain subsidiaries of Alderwoods guaranteed and the Trustee authenticated and delivered an aggregate principal amount of $330,000,000 of Alderwoods' 12 1/4% Senior Notes due 2009 (the "Notes");

        WHEREAS, Alderwoods desires and has requested the Subsidiary Guarantors and the Trustee to join with Alderwoods in the execution and delivery of this Supplemental Indenture for the purpose of amending the Indenture to eliminate certain covenants and Events of Default;

        WHEREAS, Section 9.02 of the Indenture provides that a supplemental indenture may be entered into by Alderwoods and the Trustee to change certain provisions of the Indenture or modify certain rights of the Holders of the Notes with the consent of Holders of not less than a majority in aggregate principal amount of the Notes outstanding and the authorization by a resolution of the Board of Directors of Alderwoods;

        WHEREAS, pursuant to a solicitation by Alderwoods, consents to the amendments to the Indenture, which will eliminate certain covenants and Events of Default pursuant to this Supplemental Indenture, of Holders of at least a majority in aggregate principal amount of the Notes outstanding have been received and a resolution of the Board of Directors of Alderwoods has authorized Alderwoods to enter into this Supplemental Indenture;

        WHEREAS, Alderwoods has furnished, or caused to be furnished, to the Trustee, and the Trustee has received, an Officers' Certificate and an Opinion of Counsel stating, among other things, that this Supplemental Indenture is authorized or permitted by the Indenture; and

        WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of Alderwoods, the Subsidiary Guarantors and the Trustee and a valid amendment to the Indenture have been done;

        NOW THEREFORE, Alderwoods and the Subsidiary Guarantors hereby covenant and agree with the Trustee for the equal and proportionate benefit of the Holders as follows:

AGREEMENT:

        Section 1.    Definitions.    Capitalized terms used but not otherwise defined in this Supplemental Indenture have the meanings ascribed thereto in the Indenture.

  Section 2.    Amendments to the Indenture.

2.1   SECTION 4.04 of ARTICLE 4 of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

2.2   SECTION 4.05 of ARTICLE 4 of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

2.3   SECTION 4.06 of ARTICLE 4 of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

2.4   SECTION 4.07 of ARTICLE 4 of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

2.5   SECTION 4.08 of ARTICLE 4 of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

2.6   SECTION 4.09 of ARTICLE 4 of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

2.7   SECTION 4.10 of ARTICLE 4 of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

2.8   SECTION 4.13 of ARTICLE 4 of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

2.9   SECTION 4.14 of ARTICLE 4 of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

2.10 SECTION 4.15 of ARTICLE 4 of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

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2.11 SECTION 4.16 of ARTICLE 4 of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

2.12 SECTION 4.17 of ARTICLE 4 of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

2.13 Subsections (a)(ii) and (a)(iii) of SECTION 5.01 of ARTICLE 5 of the Indenture are amended by deleting the subsections in their entirety, together with any references thereto in the Indenture, and replacing them with the following: "Intentionally omitted."

2.14 Subsection (e) of SECTION 6.01 of ARTICLE 6 of the Indenture is amended by deleting the subsection in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

2.15 Subsection (f) of SECTION 6.01 of ARTICLE 6 of the Indenture is amended by deleting the subsection in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

2.16 Any defined terms present in the Indenture, but no longer used as a result of the amendments made by this Supplemental Indenture are hereby eliminated. The definition of any defined term used in the Indenture, where such definition is set forth in any of the sections or subsections that are eliminated by this Supplemental Indenture and the term it defines is still used in the Indenture after the amendments hereby become operative, shall be deemed to become part of, and defined in, Section 1.01 of the Indenture. Such defined terms are to be in alphanumeric order within Section 1.01 of the Indenture.

  Section 3.    Miscellaneous.

        3.1    Effect and Operation of Supplemental Indenture.    This Supplemental Indenture shall be effective and binding immediately upon its execution by Alderwoods and the Trustee and thereupon this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, but, notwithstanding anything in the Indenture or this Supplemental Indenture to the contrary, this Supplemental Indenture shall not be operative until Alderwoods has accepted for payment all of the Notes validly tendered pursuant to the Offer (as defined in the Offer to Purchase and Consent Solicitation Statement, dated July 22, 2004 of Alderwoods). If the Offer is terminated or withdrawn, or the Notes are not accepted for payment for any reason, this Supplemental Indenture will not become operative. Except as modified and amended by this Supplemental Indenture, all provisions of the Indenture shall remain in full force and effect.

        3.2    Confirmation and Preservation of the Indenture.    The Indenture as modified and amended by this Supplemental Indenture is in all respects confirmed and preserved.

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        3.3    Indenture and Supplemental Indenture Construed Together.    This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

        3.4    Trust Indenture Act Controls.    If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act, the required provision shall control.

        3.5    Governing Law.    This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

        3.6    Successors.    All agreements of Alderwoods in this Supplemental Indenture shall bind its successors and assigns. All agreements of the Subsidiary Guarantors in this Supplemental Indenture shall bind their respective successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

        3.7    Counterparts.    The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

        3.8    Headings.    The headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

        3.9    Separability.    Each provision of this Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        3.10    Benefits of Supplemental Indenture.    Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim.

        3.11    Trustee.    The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The statements and recitals herein are deemed to be those of Alderwoods and the Subsidiary Guarantors and not of the Trustee.

        [Signatures are on the following page.]

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        IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date and the year first written above.

ALDERWOODS GROUP, INC.

By:
Name: Jeff Lowe Title: Vice President and Treasurer

EACH SUBSIDIARY GUARANTOR LISTED ON ANNEX A HERETO

By:
Name: Laurel J. Langford Title: Authorized Signatory for each of the Entities listed on Annex A hereto

EACH SUBSIDIARY GUARANTOR LISTED ON ANNEX B HERETO

By:
Name: Mary C. Guzman Title: Authorized Signatory for each of the Entities listed on Annex B hereto

DOBA-HABY INSURANCE AGENCY, INC.

By:
Name: Ronald Collins Title: Vice President

ALDERWOODS (TEXAS), L.P. By: Alderwoods (Partner), Inc., its general partner

By:
Name: Laurel J. Langford Title: Treasurer and Secretary

DIRECTORS (TEXAS), L.P. By: DSP General Partner, Inc., its general partner

By:
Name: Laurel J. Langford Title: Treasurer and Secretary

WELLS FARGO BANK, N.A., as Trustee

By:
Name: Title:

ANNEX A

Certain Subsidiaries of Alderwoods Group, Inc.

ALABAMA
Advanced Planning (Alabama), Inc.

ALASKA
Alderwoods (Alaska), Inc.

ARIZONA
Alderwoods (Arizona), Inc.
Phoenix Memorial Park Association

ARKANSAS
Alderwoods (Arkansas), Inc.

CALIFORNIA
Advance Funeral Insurance Services
Alderwoods (Texas), Inc.
A.L Cemetery
Alderwoods Group (California), Inc.
Custer Christiansen Covina Mortuary, Inc.
Dimond Service Corporation
Directors Succession Planning, Inc.
Directors Succession Planning II, Inc.
DSP General Partner II, Inc.
Earthman LP, Inc.
Harbor Lawn Memorial Park, Inc.
Neel Funeral Directors, Inc.
Universal Memorial Centers V, Inc.
Universal Memorial Centers VI, Inc.
White Funeral Home, Inc.
Whitehurst-Lakewood Memorial Park and Funeral Service, Inc.
Workman Mill Investment Company

COLORADO
Alderwoods (Colorado), Inc.

CONNECTICUT
Alderwoods (Connecticut), Inc.

DELAWARE
Administration Services, Inc.
Alderwoods (Alabama), Inc.
Alderwoods (Commissioner), Inc.
Alderwoods (Delaware), Inc.
Alderwoods (Mississippi), Inc.
American Burial and Cremation Centers, Inc.
H.P. Brandt Funeral Home, Inc.
Lienkaemper Chapels, Inc.
Osiris Holding Corporation

FLORIDA
Coral Ridge Funeral Home and Cemetery, Inc.
Funeral Services Acquisition Group, Inc.
Garden Sanctuary Acquisition, Inc.
Kadek Enterprises of Florida, Inc.
Levitt Weinstein Memorial Chapels, Inc.
MHI Group, Inc.
Naples Memorial Gardens, Inc.
Osiris Holding of Florida, Inc.
Security Trust Plans, Inc.

GEORGIA
Advanced Planning of Georgia, Inc.
Alderwoods (Georgia), Inc.
Alderwoods (Georgia) Holdings, Inc.
Green Lawn Cemetery Corporation
Poteet Holdings, Inc.
Southeastern Funeral Homes, Inc.

IDAHO
Alderwoods (Idaho), Inc.

ILLINOIS
Alderwoods (Chicago Central), Inc.
Alderwoods (Chicago North), Inc.
Alderwoods (Chicago South), Inc.
Alderwoods (Illinois), Inc.
Chapel Hill Memorial Gardens & Funeral Home Ltd.
Chicago Cemetery Corporation
Elmwood Acquisition Corporation
Mount Auburn Memorial Park, Inc.
The Oak Woods Cemetery Association
Pineview Memorial Park, Inc.
Ridgewood Cemetery Company, Inc.
Ruzich Funeral Home, Inc.
Woodlawn Cemetery of Chicago, Inc.
Woodlawn Memorial Park, Inc.

INDIANA
Advanced Planning of America, Inc.
Alderwoods (Indiana), Inc.
Ruzich Funeral Home, Inc.

IOWA
Alderwoods (Iowa), Inc.

KANSAS
Alderwoods (Kansas), Inc.

KENTUCKY
Alderwoods (Partner), Inc.

LOUISIANA
Alderwoods (Louisiana), Inc.

MARYLAND
Alderwoods (Maryland), Inc.

MASSACHUSSETS
Alderwoods (Massachussets), Inc.

MICHIGAN
Alderwoods (Michigan), Inc.
AMG, Inc.
WMP, Inc.

MINNESOTA
Alderwoods (Minnesota), Inc.

MISSISSIPPI
Family Care, Inc.
Stephens Funeral Fund, Inc.

MISSOURI
Alderwoods (Missouri), Inc.

MONTANA
Alderwoods (Montana), Inc.

NEVADA
Alderwoods (Nevada), Inc.

NEW HAMPSHIRE
Robert Douglas Goundrey Funeral Home, Inc.
St. Laurent Funeral Home, Inc.
ZS Acquisition, Inc.

NEW MEXICO
Alderwoods (New Mexico), Inc.

NEW YORK
Alderwoods (New York), Inc.
Northeast Monument Company, Inc.

NORTH CAROLINA
Alderwoods (North Carolina), Inc.
Carothers Holding Company, Inc.
Lineberry Group, Inc.
Reeves, Inc.
Westminster Gardens, Inc.
MFH, L.L.C.

OHIO
Alderwoods (Ohio) Cemetery Management, Inc.
Alderwoods (Ohio) Funeral Home, Inc.

OKLAHOMA
Alderwoods (Oklahoma), Inc.

OREGON
Alderwoods (Oregon), Inc.
The Portland Memorial, Inc.
Universal Memorial Centers I, Inc.
Universal Memorial Centers II, Inc.
Universal Memorial Centers III, Inc.

PENNSYLVANIA
Alderwoods (Pennsylvania), Inc.
Bright Undertaking Company
H. Samson, Inc.
Knee Funeral Home of Wilkinsburg, Inc.
Nineteen Thirty-Five Holdings, Inc.
Oak Woods Management Company

RHODE ISLAND
Alderwoods (Rhode Island), Inc.

SOUTH CAROLINA
Alderwoods (South Carolina), Inc.
Graceland Cemetery Development Co.

TENNESSEE
Alderwoods (Tennessee), Inc.
Eagle Financial Associates, Inc.

TEXAS
Alderwoods (Texas) Cemetery, Inc.
CHMP Holdings, Inc.
Del Rio Memorial Park, Inc.
DHFH Holdings, Inc.
DHNC Holdings, Inc.
Directors Cemetery (Texas), Inc.
DSP General Partner, Inc.
Earthman Cemetery Holdings, Inc.
Earthman Holdings, Inc.
EDSB Holdings, Inc.
HFCC Holdings, Inc.
HFJC Holdings, Inc.
HFSC Holdings, Inc.
Panola County Restland Memorial Park, Inc.
Pioneer Funeral Plans, Inc.
Travis Land Company
Tyler Memorial Funeral Home and Chapel, Inc.
Waco Memorial Park

VIRGINIA
Alderwoods (Virginia), Inc.

WASHINGTON
Alderwoods (Washington), Inc.
Evergreen Funeral Home and Cemetery, Inc.
Green Service Corporation
S&H Properties and Enterprises, Inc.
Vancouver Funeral Chapel, Inc.

WEST VIRGINIA
Alderwoods (West Virginia), Inc.

WISCONSIN
Alderwoods (Wisconsin), Inc.
Northern Land Company, Inc.

ANNEX B

Certain Subsidiaries of Alderwoods Group, Inc.

CALIFORNIA
Colton Funeral Chapel, Inc.
Glasband-Malinow-Weinstein Mortuary, Inc.
Glasband-Willen Mortuaries
Grove Colonial Mortuary, Inc.
Home of Peace Memorial Park and Mausoleum, Inc.
RH Mortuary Corporation
Richardson-Peterson Mortuary, Inc.
San Fernando Mortuary, Inc.

DELAWARE
RH Cemetery Corp.
RH Satellite Properties Corp.
Rose Hills Company
Rose Hills Holdings Corp.

B-1

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FIRST SUPPLEMENTAL INDENTURE
RECITALS
AGREEMENT
Certain Subsidiaries of Alderwoods Group, Inc.
Certain Subsidiaries of Alderwoods Group, Inc.